                                                                    Exhibit 10.2


                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
                   -------------------------------------------

         THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "Agreement") is entered into as of July 31, 1998, by and between GEO Specialty Chemicals Inc. (the "Company"), an Ohio corporation, Charter Oak Partners and Charter Oak Capital Partners, Connecticut partnerships (together, "Charter Oak"), GEO Chemicals, Ltd. ("GEO Chemicals"), an Ohio limited liability company and successor-in-interest by merger to Chemical Specialties Enterprises, L.P. ("CSE"), George P. Ahearn ("Ahearn"), William P. Eckman ("Eckman"), George W. Rapp, Jr. ("Rapp") and A. Elliott Archer ("Archer"). Charter Oak, GEO Chemicals, Ahearn, Rapp and Archer as of the date of this Agreement are all of the shareholders of the Company and are hereinafter sometimes referred to as the "Shareholders." Ahearn and Eckman are hereinafter sometimes referred to as the "Managers." This Agreement amends and restates the Shareholders Agreement, dated March 25, 1997 (the "1997 Shareholders Agreement"), entered into by and among the Company, Charter Oak, CSE, Ahearn and Eckman.

                                    RECITALS

         WHEREAS, at the time of the 1997 Shareholders Agreement, the shares of the Company's Class A Common Stock, $1.00 par value per share (the "Common Shares") were held by the following shareholders in the following percentages:


         Shareholder                           No. of Common Shares     Percentage
         -----------                           --------------------     ----------

         Charter Oak Partners                            82.31            79.00%
         Chemical Specialty Enterprises, L.P.            21.88            21.00%

         WHEREAS, subsequent to the execution and delivery of the 1997 Shareholders Agreement, Charter Oak transferred (i) 0.466 and 0.137 Common Shares to Rapp and Archer, respectively, each of whom is a Charter Oak designee serving on the Board of Directors of the Company (hereinafter sometimes referred to together as the "Charter Oak Designees"); and (ii) 1.646 Common Shares to Ahearn, as a result of the exercise by Ahearn of an option held by him from Charter Oak (the "Charter Oak Transfers");

         WHEREAS, in connection with the acquisition by the Company of the TRIMET Technical Products Division of Mallinckrodt, Inc., the shareholders of the Company and Charter Oak Capital Partners made an aggregate equity contribution of $6,000,000 (the "Equity Contribution"), on a pro rata basis assuming that an 8% equity interest had been granted to Charter Oak pursuant to its warrant agreement with the Company, and received in exchange therefor an aggregate of 31.646 Common Shares;

         WHEREAS, as a consequence of the Charter Oak Transfers and the Equity Contribution, the Common Shares are now held by the following shareholders in the following percentages:


         Shareholder                        No. of Common Shares       Percentage
         -----------                        --------------------       ----------

         Charter Oak Partners                           85.431              62.89%
         Charter Oak Capital Partners                   21.478              15.81%
         GEO Chemicals, Ltd.                            25.994              19.14%
         George P. Ahearn                                2.146               1.58%
         George W. Rapp, Jr.                             0.608               0.45%
         A. Elliott Archer                               0.178               0.13%

         WHEREAS, the Company, Charter Oak, CSE, Ahearn and Eckman, along with Charter Oak Capital Partners, Rapp and Archer, desire to amend and restate the 1997 Shareholders Agreement to include Rapp and Archer within its provisions and to reflect the changes in the ownership of the Common Shares of the Company effected since March 25, 1997.

         In consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

         When used in this Agreement, the following terms in all of their tenses and cases have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

         "Adjusted Book Value" shall mean the book value per share of Common Shares, calculated by dividing (A) the shareholders' equity reflected in the Company's most recent quarterly or year-end consolidated financial statements by (B) the Shares of the Company outstanding plus the Shares subject to options of the Company (provided that such options shall only be considered outstanding if the fair market value of the Shares subject thereto exceeds the exercise price thereof), plus total outstanding dilutive stock options. For purposes of this calculation: (i) Shares underlying the warrants of the Company granted in favor of Charter Oak Partners and GEO Chemicals, Ltd., pursuant to separate Amended and Restated Warrant Agreements entered into as of the date hereof, shall not be deemed to be outstanding; and (ii) stock options shall be considered dilutive if the exercise price per share is less than per share Adjusted Book Value calculated without regard to outstanding stock options.

         "Affiliate" means with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise.

         "Cause" shall mean that any one of the following events has occurred:

                  (i) The relevant party has been convicted of committing a felony;

                  (ii) The relevant party has committed a theft or embezzlement from the Company, or any other crime against the Company, or dishonesty in connection with Company matters;

                  (iii) The relevant party for himself or any other person, firm, corporation or other entity, (A) solicits business from customers of the Company, (B) diverts or attempts to divert any business from the Company, or otherwise interferes with the business or employment relationship between the Company and any customers, employee or sales representative thereof, or (C) discloses or furnishes to any competitor or any person, firm, corporation or other entity, or uses on his own behalf, any confidential or secret information or data of or relating to the Company; or

                  (iv) The Company provides notice of (A) any act of gross negligence or corporate waste to the Company which adversely affects the business of the Company and which is not cured by the relevant party within 30 days of receipt of such notice, or is repeated by the relevant party after the receipt of such notice, (B) any material breach of this Agreement not cured within 30 days after receipt of notice, or (C) any other intentional act or course of conduct which may have an adverse affect on the business of the Company such as, by way of example only, intentionally causing the Company to violate federal, state or local environmental, labor, antitrust, or other similar laws, or sexual or other illegal harassment of employees.

         "Charter Oak Sale Amount" is defined in Section 6.1.

         "Charter Oak Thirty Day Period" is defined in Section 4.4(d).

         "Company" is defined in the Recitals.

         "Common Shares" is defined in the recitals.

         "Company Option" is defined in Subsection 3.2.1.

         "Company Thirty Day Period" is defined in Section 4.4(d).

         "Complete Disability" means, at the election of the Company, any disability of a Manager or Charter Oak Designee, which, for purposes hereof, shall mean the inability of such person for a continuous period of six (6) months to, in the case of a Manager, perform the essential functions of his position hereunder on an active full time basis and, in the case of a Charter Oak Designee, to perform the essential functions of a director of the Company, in each case with or without reasonable accommodations and by reason of disability or impairment of health. A certificate from a physician acceptable to both the Company and the Manager or the Charter Oak Designee, as applicable, to the effect that the Manager or the Charter Oak Designee is or has been disabled and incapable of performing the essential functions of his position with or without reasonable accommodations for the Company as previously performed shall be conclusive of the fact that the Manager or the Charter Oak Designee is incapable of performing such reasonable services and is or has been disabled for the purposes of this Agreement.

         "Drag-Along Closing" is defined in Section 6.1.

         "Drag-Along Notice" is defined in Section 6.1.

         "Drag-Along Pro-Rata Amount" is defined in Section 6.1.

         "Excess Portion" is defined in Section 4.4(d).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" is defined in Section 4.1.

         "Loan Agreements" is defined in Section 4.1.

         "Notes" is defined in Section 4.4(d).

         "Offer Price" is defined in Section 3.1.

         "Offered Shares" is defined in Section 3.1.

         "Offer Terms" is defined in Section 3.1.

         "Other Shareholders" is defined in Subsection 3.3.1.

         "Per Share Appraised Value" is defined in Section 4.4(a).

         "Permitted Transferee" is defined in Section 2.6.

         "Person" means an individual, trust, corporation, partnership, joint venture or other entity.

         "Public Offering" means the sale of securities of the Company pursuant to a Registration Statement under the Securities Act (other than on Form S-8 or S-4 or any successor thereto) made pursuant to a firm commitment underwriting.

         "Purchase Offer" is defined in Section 6.1.

         "Purchase Price" is defined in Section 6.1.

         "Purchase Terms" is defined in Section 6.1.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Secondary Option" is defined in Subsection 3.3.1.

         "Selling Shareholder" is defined in Section 3.1.

         "Shares" means the Common Shares (whether presently or hereafter issued) now or hereafter owned, legally or beneficially, by any Shareholder, and any securities issued in connection therewith or as a result of the conversion or exchange or such Shares (i.e., via merger, share split, share dividend, recapitalization or similar event) except as may be released from the restrictions contained in this Agreement pursuant to the provisions hereof.

         "Shareholder" means Charter Oak, GEO Chemicals, Ahearn, Rapp and Archer and each Person who becomes bound by this Agreement as of and after the date hereof and any executor, administrator, guardian, custodian, or other legal representative of a Person who obtains legal or beneficial ownership of any Shares and the ability to transfer the same in the event of another's death, Complete Disability or other incapacity; provided, in any event, that a Person who no longer owns any Shares shall be deemed not to be a "Shareholder."

         "Tag-Along Notice" is defined in Section 6.2.

         "Tag-Along Pro Rata Amount" is defined in Section 6.2.

         "Termination" shall mean, when used to refer to the employment of either of the Managers, or either of the Managers' ceasing to be regularly employed by the Company.

         "Transfer" means sell, give, assign, pledge, bequeath, exchange, dispose of, hypothecate, or otherwise transfer whether by testamentary disposition, survivorship arrangement or otherwise, encumber in any respect, or grant any interest in (whether voluntarily or involuntarily or by operation of law and whether with or without consideration), and specifically includes all transfers upon divorce, in bankruptcy or by way of execution, seizure, or sale by legal process.

         "Transfer Notice" is defined in Section 3.1.


                       ARTICLE 2 RESTRICTIONS ON TRANSFER

         2.1 IN GENERAL. Each Shareholder agrees not to Transfer any Shares except in compliance with the provisions of this Agreement. Any attempt to Transfer any Shares other than in accordance with this Agreement shall be void. The Company shall not make any transfer of record of any Shares other than in accordance with the provisions of this Agreement.

         2.2 PROHIBITION ON TRANSFER TO COMPETITORS. To protect the competitive advantage of the Company, under no circumstances may Shares be transferred to any Person who is, or is employed by or affiliated in any way with a Person who is, engaged in business or other activities directly or indirectly in competition with the Company; except and unless in connection with a sale of a majority of the outstanding shares of capital stock of the Company to any such Person.

         2.3 AGREEMENT LEGENDS. Each Shareholder shall promptly deliver to the Company any certificates representing Shares for placement thereon of the legends set forth as follows:

         THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF JULY 31, 1998 BY AND BETWEEN GEO SPECIALITY CHEMICALS, INC. (THE "COMPANY"), CHARTER OAK PARTNERS, CHARTER OAK CAPITAL PARTNERS, GEO CHEMICALS, LTD., GEORGE P. AHEARN, GEORGE W. RAPP, JR. AND A. ELLIOTT ARCHER. A COPY OF THE ABOVE REFERENCED SHAREHOLDERS AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SECURITIES ONLY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, PROVIDED AN OPINION OF COUNSEL IS FURNISHED REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         2.4 PLACEMENT OF RESTRICTIVE LEGENDS. All certificates representing Shares hereafter issued to any Shareholder during the term of this Agreement shall bear the legends set forth in Section 2.3, except for any certificates representing Shares which are released from the restrictions hereof pursuant to the provisions of this Agreement.

         2.5. REMOVAL OF RESTRICTIVE LEGENDS. If, for any reason, any of the Shares are no longer subject to the provisions hereof, the Company shall promptly issue a new certificate for such Shares without the applicable legends set forth in Section 2.3 upon the request of the record owner thereof and the surrender to the Company of the certificate containing such legends.

         2.6. PERMITTED TRANSFERS. The Shareholders shall be permitted to Transfer Shares as follows, which is illustrated in the table set forth in Exhibit B hereto: (a) with respect to Charter Oak,

GEO Chemicals, Ahearn and Eckman, to the Company or its Affiliates, (b) with respect to Charter Oak, to any of its Affiliates (excluding any of its operating companies) and, in an aggregate amount of up to twenty percent (20%) of the fully-diluted outstanding equity of the Company, to any outside director(s) of the Company designated by Charter Oak, (c) with respect to GEO Chemicals, to Ahearn or Eckman and as otherwise permitted by the GEO Chemicals Operating Agreement, entered into as of the date hereof, which shall not be amended, (d) with respect to Ahearn and Eckman, to the respective Manager's parents, siblings, spouse or issue (including, without limitation, adopted issue), or to a trust or partnership for the exclusive benefit of any one or more of the respective Manager, his parents, siblings, spouse or issue, and as otherwise permitted by the GEO Chemicals Operating Agreement, which shall not be amended without the consent of Charter Oak, and (e) with respect to the Charter Oak Designees, to Charter Oak or to each other. Each of the persons referenced in clauses (b), (c) or (d) of the preceding sentence is sometimes hereinafter referred to as a "Permitted Transferee." Each Permitted Transferee shall be (a) bound by this Agreement with the same effect as if the Permitted Transferee were a Shareholder hereunder and (b) obligated to Transfer all Shares owned by the Permitted Transferee to the Company when the Shareholder who transferred the Shares to the Permitted Transferee becomes obligated to Transfer all Shares owned by that Shareholder pursuant to the provisions of this Agreement. To memorialize the provisions of the foregoing sentence, each Permitted Transferee shall sign either a duplicate counterpart of this Agreement or, if requested by the Company, a modified version reflecting only the particular rights and obligations applicable to the Permitted Transferee.


                        ARTICLE 3 RIGHTS OF FIRST REFUSAL

         3.1 IN GENERAL. If a Shareholder desires to Transfer any Shares other than as provided in Section 2.6 or in Article 6, then such Shareholder (the "Selling Shareholder") shall notify the Company and all other Shareholders of the Company (whether or not parties to this Agreement) in writing (the "Transfer Notice") of (a) the number of Shares to be Transferred (the "Offered Shares"),
(b) the identity of the proposed transferee, (c) the price per Share to be paid by the proposed transferee (the "Offer Price"), and (d) the terms of the proposed Transfer, including the payment terms (the "Offer Terms"), which Transfer Notice may not be withdrawn during any of the time periods set forth in Sections 3.2 and 3.3.

         3.2 OPTION OF COMPANY.

                  3.2.1. CONDITIONS GIVING RISE TO OPTION. When the Transfer Notice is given to the Company, the Company shall have the option (the "Company Option") to purchase all, but not less than all, of the Offered Shares.

                  3.2.2. EXERCISE OF OPTION. If the Company desires to exercise the Company Option, it shall give written notice to that effect to the Selling Shareholder within fifteen (15) days after the Transfer Notice is given to the Company. The Company Option shall be exercisable at the Offer Price per Share and on the payment and other Offer Terms set forth in the Transfer Notice.

                  3.2.3. CONSUMMATION OF PURCHASE. Upon the giving of notice of exercise of the Company Option pursuant to Subsection 3.2.2, a purchase and sale agreement shall be deemed to have been created between the Company, as purchaser, and the Selling Shareholder, as seller, providing for the purchase and sale of the Offered Shares consistent with the provisions of Subsection
3.2.2. Such purchase and sale shall be consummated not later than thirty (30) days after the giving of notice of exercise of the Company Option pursuant to Subsection 3.2.2.

         3.3 OPTION TO SHAREHOLDERS.

                  3.3.1 CONDITIONS GIVING RISE TO OPTION. The occurrence of the earlier to occur of (a) the refusal of the Company to exercise the Company Option (by written notice to the Selling Shareholder with copies to all of the Shareholders (whether or not parties to this Agreement)) or, (b) the failure of the Company to give notice of exercise of the Company Option within the 15-day period after the Transfer Notice is given to the Company, shall give to the Shareholders (other than the Selling Shareholder) (the "Other Shareholders") the option (the "Secondary Option") to purchase the Offered Shares.

                  3.3.2 EXERCISE OF OPTION. Within fifteen (15) days after the Secondary Option arises, any Other Shareholder desiring to purchase any of the Offered Shares shall give written notice to the Selling Shareholder (with a copy to the Company) indicating the number of Offered Shares which the Other Shareholder desires to purchase.

                  3.3.3 CONSUMMATION OF PURCHASE. If, within thirty (30) days after the Secondary Option arises, the Other Shareholders collectively have given written notice of a desire to purchase ALL, but not less than all, of the Offered Shares, then a purchase and sale agreement shall be deemed to have been created among the Other Shareholders giving written notice of a desire to purchase the Offered Shares, as purchasers (each such Other Shareholder individually purchasing the number of Shares indicated in such Other Shareholder's written notice of exercise), and the Selling Shareholder, as seller, providing for the purchase and sale of the Offered Shares, at the Offer Price per Share and on the Offer Terms. Notwithstanding the provisions of the preceding sentence, if the notices from the Other Shareholders indicate a desire to purchase, in the aggregate, more than the number of the Offered Shares, then, unless the Other Shareholders who gave notice of a desire to purchase any of the Offered Shares unanimously agree among themselves as to a different allocation, each such Other Shareholder shall purchase that number of the Offered Shares (up to the number indicated in such Other Shareholder's written notice of exercise) which bears the same ratio to the total number of Offered Shares as the number of Shares owned by such Other Shareholder bears to the total number of Shares owned by all Other Shareholders who gave written notice of exercise. The provisions of the preceding sentence will be reapplied as necessary (excluding Other Shareholders who have been allocated the number of Shares they indicated their desire to purchase in their written notice) until all of the Offered Shares have been allocated (with the Company having the right in such allocation to eliminate fractional shares) among the Other Shareholders who gave notice of a desire to purchase any of the Offered Shares. Such purchase and sale shall be consummated not later than forty-five (45) days after the Secondary Option arises.

                  3.3.4 COMPANY PURCHASE OF BALANCE OF SHARES. Notwithstanding the requirement of Subsection 3.3.3 that the Other Shareholders must agree to purchase all of the Offered Shares, if at least one Other Shareholder agreed to purchase at least one Offered Share, then the Company, by written notice to the Selling Shareholder, within fifteen (15) days after the Secondary Option arises may instead agree to purchase the balance of the Offered Shares which the Other Shareholders declined to purchase, in which case a purchase and sale agreement shall be deemed to have been created in accordance with the provisions of Subsection 3.3.3, except that the Company shall be the purchaser of the balance of the Offered Shares which the Other Shareholders declined to purchase, and the purchase and sale shall be consummated not later than forty-five (45) days after the Secondary Option arises.

         3.4 SELLING SHAREHOLDER DELIVERIES UPON A PURCHASE AND SALE. If a purchase and sale obligation arises under the provision of Section 3.1, then upon the consummation of such purchase and sale, the Selling Shareholder shall be required to make the deliveries specified under Section 5.1 hereof, and the purchaser(s) shall be required to make the deliveries specified under Section
5.2 hereof.

         3.5 TRANSFER UPON LAPSE OF OPTIONS. If the parties granted the options to purchase pursuant to this Article 3 do not elect to exercise such options within the time periods provided herein, then at the expiration of all of the respective option periods pursuant to this Article 3 (or, if earlier, at such time as all the parties entitled to exercise such options have given written notice to the Selling Shareholder that they do not intend, in the aggregate, to purchase all of the Offered Shares), the Selling Shareholder shall be entitled for a period of ninety (90) days (but not thereafter without first again having complied with the provisions of this Article 4) to Transfer all but not less than all the Offered Shares to the proposed transferee identified in the Transfer Notice at the same price and on the same terms as set forth in the Transfer Notice.

         3.6 CONSEQUENCE OF TRANSFER. Upon a Transfer of any Shares pursuant to the provisions of Section 3.5, the Shares so Transferred shall continue to be subject to the rights and restrictions set forth in this Agreement and upon receipt of the certificates for such Shares for transfer, the Company shall issue a new certificate bearing the restrictive legends provided for in Section
2.3. To memorialize the provisions of this Section 3.6., the transferee shall sign either a duplicate counterpart of this Agreement or, if requested by the Company, a modified version reflecting only the particular rights and obligations applicable to the transferee.

         3.7 OTHER TRANSFERS. In the event that the Selling Shareholder proposes or is required to sell or Transfer all or any portion of the Shares other than pursuant to a Permitted Transfer or Transfer subject to Article 4, the notification, rights of first refusal and all other provisions of this Article 3 shall apply to such proposed sale or transfer including, without limitation, any gift, transfer by operation of law, transfer by way of bankruptcy, hypothecation or seizure and sale by legal process; provided that the purchase price per Share under this Section 3.7 shall be as determined pursuant to Subsection 4.4(a).

               ARTICLE 4 TRANSFER OF SHARES UPON DEATH, DISABILITY
                       OR OTHER TERMINATION OF EMPLOYMENT

         4.1 PUT OPTION OF GEO CHEMICALS AND THE MANAGERS IN EVENT OF DEATH OR DISABILITY. Subject to (i) any financing agreements or any other instruments, agreements or indentures of the Company from time to time in effect restricting (including indirectly through restrictions of dividend payments by the Company) or otherwise governing the purchase or retirement of shares of the Company's capital stock (the "Financing Arrangements") or (ii) applicable law, at any time during the term of this Agreement upon the death or Complete Disability of either or both Ahearn and Eckman, the following options shall be exercisable for a period of up to ninety (90) days at a purchase price determined in accordance with Section 4.4: (a) GEO Chemicals shall have the option, or in the event of a permitted transfer under Section 2.6(c) to the respective Manager or his Permitted Transferees, the Holders of Ahearn's or Eckman's Shares (as hereinafter defined), as applicable, shall have the option, to put to the Company sixty-two percent (62%) of the Shares held by GEO Chemicals or the Holders of Ahearn's Shares, as applicable, in the case of the death or Complete Disability of Ahearn, or thirty-eight percent (38%) of the Shares held by GEO Chemicals or the Holders of Eckman's Shares, as applicable, in the case of the death or Complete Disability of Eckman; and (b) Ahearn and Eckman, as applicable, shall have the option to put to the Company the respective Shares held by them.

         4.2 CALL OPTION OF THE COMPANY IN EVENT OF DEATH OR DISABILITY. Unless the put option in Section 4.1 shall have been exercised, subject to (i) any Financing Arrangements or (ii) applicable law, at any time during the term of this Agreement upon the death or Complete Disability of either or both Ahearn or Eckman, the Company shall have the option, exercisable for a period of ninety
(90) days following the expiration of the put option set forth in Section 4.1 above to purchase at the purchase price determined in accordance with Section
4.4 from Ahearn and Eckman, as applicable, the respective Shares held by them and from GEO Chemicals sixty-two percent (62%) of the Shares held by GEO Chemicals in the case of the death or Complete Disability of Ahearn or thirty-eight percent (38%) of the Shares held by GEO Chemicals in the event of the death or Complete Disability of Eckman, or, if there previously has been a permitted transfer under Section 2.6(c), from either Ahearn or Eckman, as applicable, or their respective estates, heirs or personal representatives (in the case of death), and/or Ahearn's or Eckman's Permitted Transferees (collectively, the "Holders" of Ahearn's or Eckman's Shares), all the Shares held by such Holders. The Shares available for purchase pursuant to the options granted to the Company pursuant to this Section 4.2 and Section 4.5 from Ahearn, Eckman and either GEO Chemicals or the Holders of Ahearn's or Eckman's Shares, shall collectively be referred to as the "Ahearn Redemption Shares" or "Eckman Redemption Shares," as applicable. If the Company exercises its call option under this Section 4.2, it shall be obligated to purchase all of the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable.

         4.3 CALL OPTION OF SHAREHOLDERS IN EVENT OF DEATH OR DISABILITY. Unless the put option in Section 4.1 or the call option in Section 4.2 shall have been exercised with respect to all of the Ahearn Redemption Shares or the Eckman Redemption Shares, as applicable, the Shareholders shall have the option on a pari passu basis, for a period of ninety (90) days following the expiration of the Company's option granted in Section 4.2 above, to purchase all of the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable, at the price determined in accordance with Section 4.4.

         4.4 PURCHASE PRICE. (a) The purchase price per Share for the Shares purchased pursuant to Sections 4.1, 4.2, 4.3 and 4.7 shall be the appraised value of one Share (the "Per Share Appraised Value"), as valued by a nationally known appraisal firm chosen by the Company. Such appraiser shall value the Company based on the total fair market value of the Company (free of all liabilities for borrowed money) divided by the number of Shares outstanding, and no minority discount shall be used in such calculation. If any Shareholder objects to the valuation of the Company's Per Share Appraised Value as calculated by the first appraiser, the objecting Shareholder shall select and the Company shall appoint a second appraiser, which shall be a nationally known appraisal firm, which shall determine the Per Share Appraised Value in accordance with the provisions of this Agreement. If any Shareholder objects to the valuation of the Per Share Appraised Value as calculated by the second appraiser, the first appraiser and the second appraiser shall together select and the Company shall appoint a third appraiser, which shall be an nationally known appraisal firm, which shall determine the Per Share Appraised Value in accordance with the provisions of this Agreement. The determination of the third appraiser as to the Per Share Appraised Value shall be binding on the applicable parties for purposes of this Section 4.4. The fees and other costs of the second and third appraiser shall be borne by the objecting Shareholder, as applicable. All purchases under Sections 4.3 and 4.6 shall be made in cash, and all purchases under Sections 4.1, 4.2, 4.5 and 4.7 shall be made in cash except as set forth in Section 4.4(c) and 4.4(d).

                  (b) The purchase price per Share for the Shares purchased pursuant to Sections 4.5. and 4.6 shall be determined based on the Company's Adjusted Book Value, which shall be determined by the Company's independent auditors using accounting principles then in effect and as applied by the Company's independent auditors and shall be accompanied by a letter from the Company's independent auditors stating that the calculations made by them have been made in accordance with the applicable provisions of this Agreement. If any Shareholder objects to the valuation of the Company's Adjusted Book Value as calculated by the Company's independent auditors, the objecting Shareholder shall select and the Company shall appoint a second appraiser, which shall be an independent, nationally recognized, valuation firm, which shall determine the Company's Adjusted Book Value in accordance with the applicable provisions of this Agreement, using accounting principles then in effect, and shall render a written report of their opinion thereon. If any Shareholder objects to the valuation of the Company's Adjusted Book Value as calculated by the second appraiser, the second appraiser and the Company's independent auditors shall together select and the Company shall appoint a third appraiser, which shall be an independent, nationally recognized, valuation firm, which shall determine the Company's Adjusted Book Value in accordance with the applicable provisions of this Agreement, using accounting principles then in effect, and shall render a written report of their opinion thereon. The determination of the third appraiser as to the Company's Adjusted Book Value shall be binding on the applicable parties for purposes of Section 4.5 and 4.6. The fees and other costs of the second and third appraiser shall be borne by the objecting Shareholder, as applicable.

                  (c) If any portion of the cash purchase price payable for any shares purchased pursuant to Sections 4.2 and 4.5 above may not be paid as a result of direct or indirect restrictions imposed by the Financing Arrangements or by applicable law, such portion shall, subject to the Financing Arrangements and to applicable law, be payable by the delivery of notes in the principal amount of such portion (at an interest rate of eight percent (8%) per annum); PROVIDED, FURTHER, that, notwithstanding any direct or indirect restrictions imposed by the Financing Arrangements or by applicable law, the Company and the other parties to this Agreement shall use their respective best efforts to enable the Company to pay the full amount of the cash purchase price payable for any shares purchased pursuant to Section 4.2 and 4.5 above, including, without limitation, taking necessary measures to create sufficient surplus and/or to obtain the consent of any parties to the Financing Arrangements, and through the use of then existing life insurance policies, and, in any event, the Company shall pay that portion of the cash purchase price payable for any shares purchased pursuant to Section 4.2 and 4.5 above which was not paid as a result of direct or indirect restrictions imposed by the Financing Arrangements or by applicable law as soon as the Company may pay such amount in cash without violating the terms of any Financing Arrangements or applicable law.

                  (d) With respect to any Shares put to the Company pursuant to Sections 4.1 and 4.7, the following terms shall apply. The Company shall be obligated, for purposes of purchasing the Shares put to it pursuant to Section 4.1, to utilize the proceeds received by the Company from any life insurance policies maintained by the Company insuring the lives of Ahearn or Eckman, as applicable, net of: (i) fifteen percent (15%) of any such proceeds to be used by the Company for expenses incurred in connection with the death of Ahearn or Eckman, as applicable, and (ii) the use of any such proceeds to retire indebtedness of the deceased employee owing to the Company. The Company shall be obligated to purchase in cash the Shares put to it pursuant to Sections 4.1 or
4.7 within thirty (30) days (the "Company Thirty Day Period") from the exercise of such put option to the fullest extent permitted by any Financing Arrangements and applicable law. The Company and the other parties to this Agreement shall use their respective best efforts to enable the Company to pay the full amount of the cash purchase price payable for any Shares put to the Company pursuant to Sections 4.1 and 4.7, including, without limitation, taking necessary measures to create sufficient surplus and/or to obtain the consent of the parties to any Financing Arrangements. Any portion of such Shares that the Company is unable, by reason of any Financing Arrangements or applicable law, to purchase within the Company Thirty Day Period (the "Excess Portion") shall be purchased by the Company, subject to any Financing Arrangements and applicable law, through the delivery of notes (the "Notes"), in form and substance reasonably satisfactory to the lender(s) and/or the trustee under any Financing Arrangements, in the principal amount of the purchase price of the Excess Portion (at an interest rate of eight percent (8%) per annum), which Notes shall be accompanied by the grant by the Company of a first priority purchase money security interest on the Excess Portion; PROVIDED, HOWEVER, that with respect to the Excess Portion, the following rights shall apply after the expiration of the Company Thirty Day Period and, if exercised, shall supersede the Company's obligation to purchase the Excess Portion through the issuance of the Notes: (i) Charter Oak shall have the option, exercisable for a period of thirty (30) days (the "Charter Oak Thirty Day Period"), to purchase from GEO Chemicals, Ahearn, Eckman and/or the Holders of Ahearn's or Eckman's Shares, as applicable, all, but not less than all, of the Excess Portion at a per Share purchase price equal to the Per Share Appraised Value; and (ii) GEO Chemicals, Ahearn, Eckman and the Holders of Ahearn's and Eckman's Shares, as applicable, if the applicable party or parties choose to not accept the Notes from the Company for the Excess Portion, shall have the option, exercisable at any time after the expiration of the Charter Oak Thirty Day Period, to sell any of the Excess Portion to any third party, subject to Section
2.2 and Article 3 of this Agreement.

         4.5 CALL OPTION OF THE COMPANY IN EVENT OF TERMINATION FOR CAUSE. Subject to (i) any Financing Arrangements or (ii) applicable law, at any time during the term of this Agreement upon Termination of either Ahearn's or Eckman's employment by the Company for Cause (a "Termination With Cause"), the Company shall have the option, exercisable for a period of ninety (90) days to purchase from Ahearn, Eckman, GEO Chemicals and/or, if there previously has been a permitted transfer under Section 2.6(c), to the respective Manager and/or his Permitted Transferees, from the Holders of Ahearn's or Eckman's Shares, as applicable, all the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable, at a purchase price per Share equal to the Adjusted Book Value of a Share. The Company shall be under no obligation to purchase such Shares; however, if the Company exercises its call option under this Section 4.5, it shall be obligated to purchase all of the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable.

         4.6 CALL OPTION OF SHAREHOLDERS IN EVENT OF TERMINATION FOR CAUSE. Unless the call option in Section 4.5 shall have been exercised with respect to all of the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable, the Shareholders shall have the option on a pari passu basis, for a period ninety (90) days following the expiration of the Company's option granted in
Section 4.5 above, to purchase all of the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable, at a purchase price per Share equal to the Adjusted Book Value of a Share.

         4.7 PUT OPTION OF GEO CHEMICALS IN EVENT OF TERMINATION WITHOUT CAUSE. Subject to (i) any Financing Arrangements or (ii) applicable law, at any time during the term of this Agreement upon Termination of either or both Ahearn's or Eckman's employment by the Company without Cause (a "Termination Without Cause"), the following options shall be exercisable for a period of up to ninety
(90) days at a purchase price determined in accordance with Section 4.4: (a) GEO Chemicals shall have the option to put to the Company sixty-two percent (62%) of the Shares held by GEO Chemicals in the case of a Termination Without Cause of Ahearn or thirty-eight percent (38%) of the Shares held by GEO Chemicals in the case of a Termination Without Cause of Eckman, or, if there previously has been a Permitted Transfer under Section 2.6(c) to the respective Manager and/or his Permitted Transferees, the Holders of Ahearn's or Eckman's Shares, as applicable, have the option to put the Company all of the Ahearn Redemption Shares or Eckman Redemption Shares, as applicable; and (b) Ahearn and Eckman, as applicable, shall have the option to put to the Company the respective Shares held by them.

         4.8 PURCHASE OF THE SHARES OF THE CHARTER OAK DESIGNEES BY CHARTER OAK. At any time during the term of this Agreement, upon the death or Complete Disability of Rapp or Archer or at such time as Rapp or Archer shall cease to be directors of the Company, Charter Oak shall be obligated within ninety (90) days to purchase from Rapp or Archer, as applicable, all, but not less than all, of the Shares held at such time by Rapp or Archer, as applicable. The purchase price for such Shares shall be determined as follows. Upon the death or Complete Disability of either Rapp or Archer, or the termination of either Rapp or Archer as a director voluntarily or by the Shareholders of the Company without Cause, the purchase price per Share for the Shares purchased pursuant to this Section
4.8 shall be the Per Share Appraised Value. Upon the termination of Rapp or Archer as a director by the Shareholders of the Company with Cause, the purchase price per Share shall be equal to the lesser of: (i) the cost per Share paid by Rapp or Archer, as applicable; and (ii) a per Share amount based on the Company's Adjusted Book Value, which shall be determined by the Company's independent auditors using accounting principles then in effect and as applied by the Company's independent auditors and shall be accompanied by a letter from the Company's independent auditors stating that the calculations made by them have been made in accordance with the applicable provisions of this Agreement. Upon the failure of Charter Oak to purchase all of the Shares of Rapp or Archer, as applicable, in accordance with the terms of this Section 4.8, the Company shall have the option for a period of ninety (90) days after such failure to purchase all, but not less than all, of the Shares held by Rapp or Archer, as applicable, at the same purchase price that applied to the purchase of such Shares by Charter Oak under this Section 4.8.


                  ARTICLE 5 DELIVERIES UPON A PURCHASE AND SALE

         If a purchase and sale obligation arises under the provisions of this Agreement, then upon consummation of such purchase and sale, the Selling Shareholder or Holder, as applicable, and the Company, at a Closing to be held at the Company's offices, shall be required to make the deliveries herein below specified:

         5.1 BY THE SELLING SHAREHOLDER OR HOLDER:

                  (a) Certificates representing the Shares which are being sold and purchased, which certificates shall be duly endorsed in blank and accompanied by stock powers endorsed in blank with signatures guaranteed and otherwise in proper form for transfer; and

                  (b) Representations and warranties of such Selling Shareholder or Holder, as applicable, and Permitted Transferees to the effect that (i) such Person is the record and beneficial owner of the Shares being sold and purchased, has good and marketable title thereto and the absolute right to transfer same, and upon transfer, the Shares will be free and clear of all claims, liens, pledges, restrictions (other than any restrictions imposed by this Agreement) or encumbrances of any nature whatsoever, and (ii) such Person has full power and capacity to perform the terms of this Agreement relating to such sale and purchase.

         5.2 BY THE COMPANY.

                  (a) The purchase price for the Shares, by bank, cashier, or certified check, unless a different form of consideration is set forth in the Transfer Notice or agreed to by the Selling Shareholder or Holder, as applicable, and/or his or her Permitted Transferees, as applicable.

                      ARTICLE 6 DRAG-ALONG/TAG-ALONG RIGHTS

         Notwithstanding anything contained in this Article 6 to the contrary, Charter Oak's rights to transfer for value any Shares representing more than fifty percent (50%) of the capital stock or voting power of the Company are subject (i) until March 25, 1999, to the unanimous approval of the Company's Board of Directors of such contemplated sale or (ii) after March 25, 1999 and thereafter, the approval of at least four (4) of the five (5) Directors of the Company of such contemplated sale.

         6.1 DRAG-ALONG RIGHTS.

                  (a) Notwithstanding the provisions contained in Article 3 of this Agreement, at any time that Charter Oak shall have received a bona fide offer and Charter Oak intends to transfer for value any Shares representing more than fifty percent (50%) of the capital stock or voting power of the Company, in any one transaction or series of related transactions entered into at arm's length, to any Person that is not (i) an Affiliate of Charter Oak or any of the Charter Oak Designees (unless waived in writing by each of GEO Chemicals, Ahearn and Eckman), or (ii) if Charter Oak is a Shareholder hereunder, a Permitted Transferee of Charter Oak, then, if Charter Oak desires to require the other Shareholders to sell certain of their Shares to such offeror, Charter Oak shall give to the Company and the other Shareholders at least twenty
                           (20) days advance written notice (hereinafter called a "Drag-Along Notice"):

                           (i) Attaching a copy of such offer (hereinafter called the "Purchase Offer"), identifying the offeror thereof, and the aggregate number of Shares to be sold by Charter Oak (the "Charter Oak Sale Amount"), and stating Charter Oak's desire to sell such Shares and to require all of the other Shareholders to sell the Drag-Along Pro Rata Amount (as hereinafter defined) of Shares owned of record by such other Shareholders to such offeror at the price per Share (hereinafter called the "Purchase Price") and on the terms (hereinafter called the "Purchase Terms") set forth in the Purchase Offer including the time and place for the consummation ("Drag-Along Closing") of the Transfer of the Charter Oak Sale Amount; and

                           (ii) Stating that the other Shareholders shall be required to participate in such sale by selling their Drag-Along Pro Rata Amount, at the Purchase Price and on the Purchase Terms at the Drag-Along Closing.

                  (b) In connection with and upon the delivery by Charter Oak of any Drag-Along Notice, the Shareholders shall have the right to be represented by a nationally recognized investment banking firm, at the sole expense of the Company, to assist such Shareholders in assessing the transaction contemplated by such Drag-Along Notice.

                  (c) At the Drag-Along Closing, each of the other Shareholders shall be obligated to deliver and sell the Drag-Along Pro Rata Amount of the Shares owned of record by such Shareholder and in connection therewith, each Shareholder shall be required to make the deliveries otherwise provided for in Article 5 hereof.

                  (d) For purposes of this Agreement, a Shareholder's Drag-Along Pro Rata Amount shall mean the aggregate number of Shares owned of record by such Shareholder multiplied by a fraction, the numerator of which is the Charter Oak Sale Amount and the denominator of which is the aggregate number of Shares owned of record by Charter Oak.

         6.2 TAG-ALONG RIGHTS.

                  (a) Notwithstanding the provisions contained in Article 3 of this Agreement, at any time that Charter Oak shall have received a bona fide offer and Charter Oak intends to transfer for value any Shares representing more than fifty percent (50%) of the capital stock or voting power of the Company in any one transaction or series of related transactions, to any Person that is not (i) then a Shareholder of the Company or any Affiliate of a Shareholder, unless as a result of any such transfer, the transferee thereof (together with the transferee's Affiliates) would be a holder of record or beneficial owner of a greater number of Shares of the Company than Charter Oak, or (ii) if Charter Oak is a Shareholder hereunder, a Permitted Transferee of Charter Oak, but does not desire to issue a Drag-Along Notice, then Charter Oak shall give to the Company and the other Shareholders at least twenty (20) days advance written notice (hereinafter called a "Tag-Along Notice"):

                           (i) Attaching a copy of the Purchase Offer, identifying the offeror thereof, the Charter Oak Sale Amount, the Purchase Price, the Purchase Terms set forth in the Purchase Offer and stating that Charter Oak desires to sell such Shares; and

                           (ii) Stating that the other Shareholders shall have the right to participate in such sale by selling their Tag-Along Pro Rata Amount (as hereinafter defined) at the Purchase Price and on the Purchase Terms including the time and place for the consummation (the "Tag-Along Closing") of the Transfer of that Charter Oak Sale Amount.

                  (b) For a period of ten (10) days after the giving of the Tag-Along Notice each of the other Shareholders shall have the right exercisable by written notice to Charter Oak and the Company, to sell at the Tag-Along Closing up to the Tag-Along Pro Rata Amount to the Person making the Purchase Offer (at the Purchase Price and on the Purchase Terms).

                  (c) For purposes of this Agreement, a Shareholder's Tag-Along Pro Rata Amount shall be equal to (i) the total number of Shares proposed to be sold to the Person making the Purchase Offer, multiplied by (ii) a fraction, the numerator or which is the aggregate number of Common Shares owned of record by such Shareholder, and the denominator of which is the aggregate total of (x) all of the Shares owned of record by Charter Oak, plus (y) all of the Shares owned of record by all of the other Shareholders desiring to exercise their Tag-Along rights. At the Tag-Along Closing, the Shareholders desiring to exercise their Tag-Along rights hereunder and who have properly given notice thereof under Section 6.2(b) shall be required to make the deliveries in connection with the sale of their Shares hereunder that are otherwise provided for in Article 6 hereof.

         6.3 EXCEPTIONS TO DRAG-ALONG AND TAG-ALONG RIGHTS. Notwithstanding the foregoing, Sections 6.1 and 6.2 shall not apply to any merger or consolidation of the Company with or into another Person or sale of all or substantially all of the assets or stock of the Company followed by a dissolution, provided that all the Shares and all Shareholders (regardless of percentages) are treated the same in such transaction.


                          ARTICLE 7 REGISTRATION RIGHTS

         7.1 "PIGGYBACK" REGISTRATION. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of it securities by it or any of its security holders (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor or similar form), the Company will give written notice of its determination to the Shareholders or any Holder of Shares subject to this Agreement, if applicable. Upon the written request of such a Holder given to the Company within thirty
(30) days after the mailing of any such notice by the Company, the Company will cause all Shares of the same class of securities which the Company has determined to register, which such holder has requested to have registered, to be included in such registration statement; PROVIDED, HOWEVER, that if the managing underwriter, in the case of an underwritten public offering, determines and advises in writing that in its opinion the inclusion in the registration statement of all Shares proposed to be included by such holders would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Shares to be included in the registration statement shall be reduced pro rata among all of such holders requesting registration hereunder.

         7.2 EXPENSES. With respect to each inclusion of Shares in a registration statement pursuant to Section 7.1, the Company shall bear the following fees, costs and expenses; all printing expenses, fees and disbursements of counsel, accountants, underwriters (excluding discounts or commissions) and other persons retained by the Company, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the expenses and fees for any listing of the securities to be registered on such securities exchange (or the Nasdaq National Market) on which similar securities issued by the Company are then listed. Fees and disbursements not expressly included above shall be borne by the holders participating in such registration.


                           ARTICLE 8 PREEMPTIVE RIGHTS

         8.1 LIMITED PREEMPTIVE RIGHTS.

                  (a) If the Company authorizes the issuance or sale of any of its securities to any person not a party to this Agreement, the Company shall offer to sell each Shareholder a portion of such shares or securities equal to the quotient determined by dividing (A) the number of Shares of held by such Shareholder by (B) the total number of Shares (including in each case any fully-diluted Common Shares). Each Shareholder shall be entitled to purchase such shares or securities at the most favorable price and on the most favorable terms as such shares or securities are to be offered to such person.

                  (b) In order to exercise its purchase rights hereunder, each Shareholder must within thirty (30) days after receipt of written notice from the Company describing in reasonable detail the share or securities being offered, the purchase price thereof, the payment terms and such Shareholder's percentage allotment, deliver a written notice to the Company describing its election hereunder.

                  (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such shares or securities which the Shareholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Shareholders. Any shares or securities offered or sold by the Company after such 90-day period must be reoffered to each Shareholder pursuant to the terms of this paragraph.

                  (d) In the event of an acquisition requiring an additional equity investment by the Shareholders, Charter Oak hereby agrees to use its best efforts to loan sufficient funds to GEO Chemicals or the Managers (if they have become Permitted Transferees under Section 2.6), as applicable, to enable GEO Chemicals or the Managers, as applicable, to maintain their percentage ownership of the Company in accordance with the pre-emptive rights provisions contained in this Section 8.1. Notwithstanding the foregoing, Charter Oak shall have no obligation to fund the purchase of GEO Chemicals or the Managers, as applicable, described above, if any of the Managers has sufficient liquidity (as agreed upon in good faith by Charter Oak and such Manager) to fund such purchase of Common Shares.

                              ARTICLE 9 GOVERNANCE

         9.1 COMPOSITION OF THE BOARD OF DIRECTORS. The Shareholders each hereby agree to take any and all action necessary (including, without limitation, voting their Shares, executing and delivering written actions of shareholders in lieu of a meeting, and calling special shareholders' meetings) to cause the Board of Directors of the Company to be comprised as follows:

                  (a) The number of Directors on the Board of Directors shall initially be five. The Directors shall include:

                           (i) three individuals designated in writing by Charter Oak, which shall initially be Anthony J. Dowd, George W. Rapp, Jr. and A. Elliott Archer;

                           (ii) Ahearn, so long as Ahearn is President and Chief Executive Officer of the Company or, in the event Ahearn is terminated by the Company without Cause, so long as GEO Chemicals remains a Shareholder and Ahearn retains an ownership interest in GEO Chemicals; and

                           (iii) Eckman, so long as Eckman is Executive Vice President and Chief Financial Officer of the Company.

                  (b) In the event any Director who is elected to the Board of Directors pursuant to clause (i) or (iii) of
                           Section 9.1(a) resigns or otherwise ceases to serve on the Board of Directors for whatever reason, the vacancy shall be filled, in the case of clause (i), with an individual designated by Charter Oak, and in the case of clause (iii), for so long as Ahearn is President and Chief Executive Officer of the Company, with an individual designated by Ahearn, and the Shareholders hereby agree to call a special shareholders' meeting and to vote all of their Shares at such meeting or to execute a written action of shareholders in lieu of a meeting in order to effect such election.


                    ARTICLE 10 ACQUIRING COMPETING COMPANIES

         Each of the Shareholders agrees, for so long as the Shareholder is a party to this Agreement, that the Shareholder will not acquire a majority ownership interest in any corporation, partnership or other business entity that is a direct competitor of the Company in paper chemicals, water treatment and construction and process chemicals business, inorganic chemicals or fine chemicals for the bulk active medicinal market, without the prior approval of the other Shareholders, which approval shall not be unreasonably withheld. Charter Oak shall have no further obligations under this Article 11 upon the death or Complete Disability of Ahearn or Eckman or Termination of either Ahearn's or Eckman's employment by the Company, with Cause.

                          ARTICLE 11 TERM OF AGREEMENT

                  11.1 TERMINATION OF THIS AGREEMENT. This Agreement shall remain in effect until terminated by (i) written agreement of the Company's Board of Directors, Charter Oak, the Managers and the Charter Oak Designees,
(ii) cessation of the Company's business and winding up of its affairs, (iii) any merger or consolidation of the Company in which the Company is not the surviving corporation, unless such merger or consolidation is with another entity that is controlled by, under the control of or in common control with, the Company, or (iv) the later of (A) a closing of a Public Offering, or (B) 10 years from the date of this Agreement.

                  11.2 REMOVAL OF RESTRICTIVE LEGENDS. Upon termination of this Agreement, each Shareholder shall surrender to the Company any certificates representing Shares bearing the restrictive legends referenced in Section 2.3, and the Company shall issue a new certificate in lieu thereof for an equal number of Shares without such restrictive legend.

                            ARTICLE 12 MISCELLANEOUS

                  12.1 NOTICES. All notices pursuant to this Agreement shall be in writing, delivered as follows:

                           (a)      If to the Company, to:

                                    Mr. George P. Ahearn
                                    President
                                    GEO Specialty Chemicals, Inc.
                                    28601 Chagrin Boulevard
                                    Suite 210
                                    Cleveland, OH   44122

                           (b) If to Charter Oak Partners or Charter Oak Capital Partners, to:

                                    Mr. Anthony J. Dowd
                                    Charter Oak Partners
                                    10 Wright Street
                                    Building B
                                    P. O. Box 5147
                                    Westport, CT  06880

                           (c)      If to George P. Ahearn, to:

                                    Mr. George P. Ahearn
                                    28601 Chagrin Boulevard
                                    Suite 210
                                    Cleveland, OH   44122

                           (d)      If to William P. Eckman, to:

                                    Mr. William P. Eckman
                                    Executive Vice President
                                    GEO Chemicals, Inc.
                                    401 South Avenue
                                    Suite 3A
                                    Lafayette, IN  47904

                           (e)      If to GEO Chemicals, Ltd.:

                                    Mr. George P. Ahearn
                                    28601 Chagrin Boulevard
                                    Suite 210
                                    Cleveland, OH   44122

                           (f)      If to George W. Rapp, Jr.:

                                    Mr. George W. Rapp, Jr.
                                    97 Warrior Road
                                    Louisville, Kentucky 40207

                           (g)      If to A. Elliott Archer:

                                    Mr. A. Elliott Archer
                                    14947 Mercury Court
                                    Carmel, Indiana 46032

                           (h)      In each case with a copy to:

                                    Craig R. Martahus, Esq.
                                    Thompson Hine & Flory LLP
                                    3900 Key Center
                                    127 Public Square
                                    Cleveland, Ohio 44114

If to any other Shareholder, to the address for such Shareholder listed in the shareholder records of the Company or to such address as may have been designated by such Shareholder in a prior notice to the Company.

         Notices delivered by registered mail or a national overnight air courier service shall be deemed to have been given three business days and one business day, respectively, after the day of registration or documented acceptance by the national overnight air courier service, as the case may be, and otherwise notices shall be deemed to have been given when received.

                  12.2 FURTHER ASSURANCES. From time to time after the date hereof, upon reasonable notice and without further consideration, each Shareholder shall execute and deliver any other document or instrument and shall take any other action as may be advisable and reasonable to give effect to the provisions of this Agreement.

                  12.3 INSURANCE. The Company shall have the right to obtain insurance on the life of any Shareholder, whenever, in the opinion of the Company, insurance may be required for the benefit of the Company or to enable it to carry out its obligations hereunder. Each Shareholder shall submit to any medical examination requested by the Company for the purpose of obtaining or maintaining any such policy. No Shareholder shall have any rights in or to any such policy, and the Company shall be free at any time to dispose of or retain any such policy in any manner it desires.

                  12.4 ASSIGNMENT. No Shareholder may assign rights or delegate duties or obligations hereunder without the prior written consent of all other parties, and any assignment or delegation of any right, duty, or claim arising hereunder without such consent shall be void.

                  12.5 INJUNCTIVE RELIEF. Each Shareholder acknowledges that it will be impossible to measure in money the damage to the Company and to the other Shareholders if there is a failure to comply with this Agreement. It is therefore agreed that the Company or any other Shareholder, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement and that if any action or proceeding is brought in equity to enforce it, no party will urge, as a defense, that there is an adequate remedy at law.

                  12.6 EQUITY CONTRIBUTION VALUATION. The price of the Common Shares issued in connection with the Equity Contribution shall not constitute a binding valuation of the Common Shares of the Company for any other purpose under this Agreement.


                   ARTICLES 13 REPRESENTATIONS AND WARRANTIES

                  13.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (b) The execution, delivery and performance of this Agreement by the Company will not result in any violation of, or be in conflict with or constitute a default under, its Articles of Incorporation or Code of Regulations, or any agreement, instrument, judgment, decree or order to which the Company is subject, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company.

                  (c) The Company, Key Equity Capital Corporation and Key Equity Partners I have executed a Sale and Purchase Agreement for the redemption by the Company of all the capital stock of the Company held by Key Equity Capital Corporation and Key Equity Partners I.

                  13.2 REPRESENTATIONS AND WARRANTIES OF CHARTER OAK AND CHARTER OAK CAPITAL PARTNERS. Charter Oak and Charter Oak Capital Partners represent and warrant that:

                  (a) Charter Oak and Charter Oak Capital Partners are each duly organized, validly existing and in good standing under the laws of the State of Connecticut. This Agreement has been duly authorized, executed and delivered by Charter Oak and Charter Oak Capital Partners, and is a valid and binding obligation of Charter Oak and Charter Oak Capital Partners, enforceable against them in accordance with its terms.

                  (b) The execution, delivery and performance of this Agreement by Charter Oak and Charter Oak Capital Partners will not result in any violation of, or be in conflict with or constitute a default under, their respective partnership agreements, or any agreement, instrument, judgment, decree or order to which Charter Oak or Charter Oak Capital Partners, as applicable, is subject, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of either of them.

                  13.3 REPRESENTATIONS AND WARRANTIES OF THE MANAGERS. Each of the Managers represents and warrants:

                  (a) This Agreement has been duly authorized, executed and delivered by the Managers, and is a valid and binding obligation of each of the Managers, enforceable against each of the Managers in accordance with its terms.

                  (b) Each of the Managers is aware of and familiar with the restrictions imposed on the transfer by each of the Managers of any of the Shares, including, without limitation, the restrictions contained in this Agreement. Each of the Managers is aware that, except as expressly provided in this Agreement, they will have no right to require registration of their Shares and must bear the economic risk of their investment therein.

                  (c) Each of the Managers separately acknowledge that the Company and Charter Oak are entering into this Agreement in reliance upon the representations and warranties of each of the Managers contained in this Agreement, including, without limitation, those set forth in this Section 13.3(c).

                  13.4 REPRESENTATIONS AND WARRANTIES OF GEO CHEMICALS. GEO Chemicals represents and warrants that:

                  (a) GEO Chemicals is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Ohio. This Agreement has been duly authorized, executed and delivered by GEO Chemicals, and is a valid and binding obligation of GEO Chemicals, enforceable against GEO Chemicals in accordance with its terms.

                  (b) The execution, delivery and performance of this Agreement by GEO Chemicals will not result in any violations of, or be in conflict with or constitute a default under its Articles of Organization or Operating Agreement, or any agreement, instrument, judgment, decree or order to which GEO Chemicals is subject, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of GEO Chemicals.


                             ARTICLE 14 CONSTRUCTION

                  14.1 ENTIRE AGREEMENT. This Agreement constitutes the exclusive statement in the agreement of the Company and the Shareholders concerning rights and restrictions on matters contained herein this Agreement and supersedes all other agreements, oral or written, among or between any of them concerning rights and restrictions contained herein this Agreement. All negotiations among or between any of the Company and the Shareholders with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, promises, understandings, or agreements, or written, in relation thereto among or between any of them other than those incorporated herein.

                  14.2 MODIFICATION AND WAIVER. No amendment, modification, or waiver of this Agreement shall be effective unless made in a written instrument which specifically references this Agreement and which is signed by the Company and the holders of a ninety percent (90%) majority of the outstanding Shares. Except as expressly provided herein, the failure of the Company or any Shareholder to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of any provision or the right of any such Person to enforce each and every provision of this Agreement.

                  14.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Shareholders, their Permitted Transferees, successors-in-interest, legal representatives and permitted assigns and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

                  14.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.

                  14.5 SEVERABILITY AND REFORMATION. If any provision of this Agreement, or the application thereof to any Person or circumstance should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. In addition, if any of the Share Transfer restrictions contained herein should ever be found by a court of competent jurisdiction to be invalid or unenforceable, such court is hereby authorized by the Company and the Shareholders to reform such provision for the purpose of imposing reasonable and enforceable restrictions on the Transfer of Shares so as to carry out the intentions of the Company and the Shareholders in imposing Transfer restrictions designed to ensure unity and continuity in the ownership of the Company and to afford the remaining Shareholders a reasonable degree of discretion and control over the admission of Persons substituted as Shareholders of the Company.

                  14.6 HEADINGS. The Article and Section headings contained herein are intended solely for convenience of reference and shall not be considered in interpreting this Agreement.

                  14.7 GENDER AND NUMBER. Whenever the context requires herein, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

                  14.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document.

                  14.9 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the Company and the Shareholders, any rights hereunder.

                  14.10 EXHIBITS. The Exhibits referenced in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

                  14.11 TIME PERIODS. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, Sunday, or a holiday observed by the Company, the period during which such action may be taken shall be automatically extended to the next business day.

                           [signature page to follow]

         INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized representatives as of the day first above written.


GEO SPECIALTY CHEMICALS, INC.                         GEORGE P. AHEARN

/s/ George P. Ahearn                                   /s/ George P. Ahearn
---------------------------------------------------   -------------------------
  By: George P. Ahearn
   ------------------------------------------------
Title: President and Chief Executive Officer
      ---------------------------------------------   WILLIAM P. ECKMAN

                                                      /s/ William P. Eckman
                                                      ------------------------
CHARTER OAK PARTNERS

/s/ Jerrold N. Fine
---------------------------------------------------
By:  Jerrold N. Fine                                  GEORGE W. RAPP, JR.
   ------------------------------------------------
Title: Managing Partner of Fine Partners, L.P.,
      ---------------------------------------------   /s/ George W. Rapp, Jr.
       the Managing Partner of Charter Oak Partners   -------------------------
      ---------------------------------------------


GEO CHEMICALS, LTD.

/s/ George P. Ahearn                                  A. ELLIOTT ARCHER
---------------------------------------------------
By: George P. Ahearn
   ------------------------------------------------
Title: Member                                         /s/ A. Elliott Archer
      ---------------------------------------------   -------------------------


CHARTER OAK CAPITAL PARTNERS

/s/ Anthony J. Dowd
---------------------------------------------------
By: Anthony J. Dowd
   ------------------------------------------------
Title: General Partner
      ---------------------------------------------